UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2014 (May 26, 2014)

PLH PRODUCTS, INC.
( f/k/a DARDANOS ACQUISITION CORP.)
(Exact name of registrant as specified in its charter)
_____________________________________________

CALIFORNIA	000-54810	95-4386777
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

     6655 Knott Avenue
Buena Park, California 90620
(Address of Principal Executive Offices)

(714) 739-6622
(Registrant's telephone number including area code)

_____________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

     Statements in this Current Report on Form 8-K/A that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors” including, in particular, risks relating to:

  the results of research and development activities;
  uncertainties relating to product testing, financing and strategic agreements and relationships;
  the early stage of products under development;
  our need for substantial additional funds;
  government regulation;
  our ability to obtain funding for our planned acquisitions and operations;
  our ability to retain or hire key engineering, sales, or management personnel;
  patent and intellectual property matters;
  dependence on third-party manufacturers, suppliers, and vendors; and
  competition.

     These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly-changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

 ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    On May 21, 2014, Ozero Worldwide, LLC., a California corporation (“Ozero”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement ”) with Dardanos Acquisition Corp., a Delaware

     Pursuant to the terms of the Merger Agreement, Dardanos will merge with and into PLHI, (the “Merger ”), and upon consummation of the Merger, Dardanos will cease to exist and PLHI will continue to exist as the surviving entity. Upon consummation (the “Closing ”) of the transactions contemplated by the Merger Agreement (the “Merger ”), all outstanding shares (31,390,000 shares) of Dardanos capital stock will be in exchange for an aggregate of $169,900.00, which equivalent to 500,000 shares at $0.3398 per share (“Specified Price”)).

     The Merger Agreement contains customary representations, warranties and covenants by Ozero and PLHI. The Closing of the Merger is subject to customary closing conditions, including regulatory approvals. The Merger is anticipated to close by May 26, 2014. Upon Closing, Edgar Leon, Dardanos’ President, CEO, secretary, CFO and director, will resign and not hold any position with PLHI.

     Either Ozero or PLHI may terminate the Merger Agreement if the Closing has not occurred on or before May 26, 2014, all closing conditions have been completed except for the receipt of certain regulatory approvals. Upon Closing, PLHI intends to issue the shares of common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The Merger closed on May 26, 2014 with the execution and delivery of the Merger Agreement. Reference is hereby made to Item 2.01 regarding the completion of the Merger.

The Merger Agreement is the legal document that governs the Merger and the other transactions contemplated by the Merger Agreement.

As used in this Current Report on Form 8-K/A, (i) all references to the “Combined Company” refer to PLH Products, Inc., following the closing of the Merger; and, (ii) unless the context otherwise indicates or requires, all references to “we,” “our” and “us” refer to the Combined Company from and after the closing of the Merger.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     On May 26, 2014, PLH Products, Inc (“PLHI”) and Dardanos Acquisition Corp.(“Dardanos”) closed the Merger. On May 26, 2014, immediately after to the execution and delivery of the Merger Agreement, Dardanosfiled its Certificate of Merger with Secretary of State of Delaware to dissolved Dardanos. At the closing of the Merger, PLHI paid $169,900.00 to the former stockholders of Dardanos in exchange for all of the outstanding shares of capital stock of Dardanos. As a result of the Merger the combined entity will be solely engaged in PLHI’s business. The directors and officers of PLHI will remain unchanged as a result of the Merger. The Merger is being accounted for as a reverse-merger and recapitalization. PLHI is the acquirer for financial reporting purposes and Dardanos is the acquired company.

BACKGROUND; FORM 10 INFORMATION REQUIREMENTS

     PLHI was originally incorporated on September 02, 1992 in California as Wholesale and Distributor of Sauna cabins business. At the time of formation the Company was authorized to issue 10,000 shares of $1.00 par value common stock.

The Company subsequently held the exclusive manufacturing and distribution licenses for Cedar Delite, CedarTec, Health Mate, Health Partner and Sun Spirit for North America and Europe.

In anticipation of going public, on June 25, 2014, the Company raised its authorized common stock to 500,000,000 shares$0.0001 par value.

     On March 20, 2014, PLHI engaged First Foundation Consulting (“FFC”) to seek a candidate, and Exchange Act registered corporation to be combine with PLH Products. On April 6, 2014, FFC introduced Dardanos Acquisition Corp. a Delaware corporation (“Dardanos”).

On May 21, 2014, the PLHI and Dardanos entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the Merger Agreement, Dardanosmerged with and into PLHI, with PLHI being the surviving corporation of the transaction, which is sometimes referred to herein as the “Merger”. Following the closing of the Merger, Dardanosbecame PLHI, a California Corporation, with the former stockholders of Dardanos owning 0.00% of the outstanding shares of common stock of the combined company.

Immediately prior to the Merger Dardanos was a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act. Accordingly, pursuant to the requirements of Item 2.01 of Form 8-K, this Item 2.01 sets forth the information that would be required if the Combined Company were filing a general form for registration of a class of securities on Form 10 under the Exchange Act, with such information reflecting the Combined Company and its securities upon consummation of the Merger. The Combined Company intends to carry on the business of PLHI. As a result of closing the Merger, our executive office is the executive office of PLHI in Buena Park, California. Further, as a result of the Merger PLHI (f/k/a Dardanos Acquisition Corp.) is no longer a “shell company”.

Accounting Treatment of the Merger

     The Merger is being accounted for as a reverse-merger and recapitalization. PLHI is the acquirer for accounting and financial reporting purposes and Dardanos is the acquired company. Consequently, the operations that will be reflected in the historical financial statements will be those of PLHI, and the consolidated financial statements after completion of the Merger will include the operations of Dardanos from the closing date of the Merger, which is none.

Tax Treatment; Smaller Reporting Company

The Merger is intended to constitute a tax-free reorganization within the meaning of the Internal Revenue Code of 1986. Following the Merger, the Combined Company continues to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Business

General

     Immediately prior to the closing of the Merger, we were a public “Shell Company” with nominal assets. As a result of the Merger, we are solely engaged in the business of PLHI. With respect to this discussion, the terms “we,” “us,” “our” and “our company” refer to PLH Products, Inc., a California corporation.

     PLH Products, Inc. (“PLHI”) is a manufacturer and distributor of infrared home saunas and operates out of Southern California. PLHI designs, develops, assembles, and sells a variety type of infrared saunas and cedar product for traditional saunas.

     PLHI designs, develops, manufactures, and sells premium infrared home saunas built from western red cedar woods, solely imported from Canada. We are a infrared home sauna design, engineering, and manufacturing company focusing on premium sauna cabins. Our product offering are focus on the consumer market. We also plan to enter the market for commercial applications such as developers and hospitality markets.

     PLHI intends to leverage the cutting-edge design & advance technology and combine that with its licensed popular brand such as Health Mate to grow market share. PLHI intends to create and dominate the infrared sauna market by delivering a luxurious, comfortable and portable sauna experience which is also environmentally conscious.

     PLHI currently sells their products directly through third party authorized retailers and contractors, as well as on the internet. We also propose to sell our products directly to Real estate developers and hotels throughout North America, and then globally. We will deploy a build-on-demand model so as to keep finished inventory low. Similar to the manner in which many large laptop manufacturers operate, we will maintain low levels of parts and platform sauna cabins, and then build the infrared sauna “to order” when our customer places the order. We believe that this approach provides us with a competitive advantage as compared to incumbent sauna cabin manufacturers.

     Our approach and business model of leveraging a successful and iconic brand and its retailer network will enable us to succeed where so many other manufacturers have failed. We are constantly researching and developing new models and products in order to fulfill ever changing market demands.

Industry

     We plan to operate in infrared home sauna industry sector, with a presence of design, development, engineering, and manufacturing capabilities with a focus on creating a new market segment: a premium infrared sauna cabin. The infrared home sauna industry sector is dominated by large original equipment manufacturers (also referred to as “OEM’s”) which require large annual volumes to keep their plants working efficiently (typically in excess of 10,000 units per month) and thus leave low volume requirements to specialist manufacturers (usually in the order of less than 1,000 per month). The economies of scale necessary for the large OEM’s to achieve break even preclude the production of these lower volumes. The large OEM’s also buy technological development from outside their core business (which is manufacturing and marketing), primarily from design and development companies.

     Our management believes that the supply chain for infrared home sauna components necessary to manufacture sauna cabins is well established since the majority of materials are woods and different type of wood will gives different type of results to the consumers. So far, western red cedar is the most desirable wood to manufacture infrared sauna and PLHI is in very good relationship with the major supplier of western red cedar woods in Canada, which, produces almost 100% of high grade cedar woods for sauna manufacturing.

Price

The price point for our sauna cabins will be positioned at the moderately mid-end of the segments. PLHI sauna cabins will be priced from $3,000 -$9,000; the final price is dependent on upgrades and features.

Sales and Marketing

Because of our infrared sauna features, versatility, and price point, our market segment starts with a more affluent buyer. This market segment is further broken down into several smaller segments or niches within that segment. Our market sub groups should include: health conscious; families; lifestyle conscious; luxury home developers; celebrities; and, professional athletes.

Although these groups have a variety of media habits, buying habits, expectations, and priorities, targeting most or all of them using a variety of promotion, media, and digital mix is possible. Our market segment sub-groups can be paired together and targeted with a message from the same event, release, or media.

How we position our infrared sauna in the market will influence how the products are perceived by our target groups. Their perception will help shape our brand. Our promotional message will influence our target groups by creating buying customers and aspiring customers; it will also shape public opinion and our brand.

Our initial sales focus will be on the consumer market. Thereafter we plan to access and exploit opportunities in the commercial and hospitality marketplaces. Our efforts must successfully access the following distribution points and sales opportunities:

1.	Gain access to the retailers’ network and build credibility and confidence in the top tier infrared home sauna retailers, in key demographic markets in North America.

2.	Set up a sales and support system for that retailer network which promotes our mutually beneficial economic goals.

3.	Promote PLHI online and at retailers.

4.	Open sales markets/territories through retailer access points in all major North American markets by year end 2015.

5.	Use sales and promotional events to attract press coverage, provide opportunities for press and public relations, and place us within our target market buyers.

Competition

Competition in the infrared sauna industry is intense and evolving. We believe the impact of new health conscious and product safety requirements in consumer products and expectations are causing the industry to evolve in the direction of eco-friendly and energy saving products. We believe the primary competitive factors in our markets include but are not limited to:

  technological innovation;
  product quality and safety;
  service options;
  product performance;
  design and styling;
  product price; and
  manufacturing efficiency.

Intellectual Property

     Since the very beginning, when we introduced the first infrared sauna to general public, PLH has constantly strived to offer more beneficial, more enjoyable and more technologically advanced products to customers. We are the bench-marking standard for infrared sauna products and we intend to remain as the leader in the industry. We revolutionized sauna experience not just once but several times and in order to keep our position in the industry, we understand that we have to continue to invent new products, improved features and more desirable options.

     We understand that our success will depend, at least in part, on our ability to protect our core technology and intellectual properties. To accomplish this, we will rely on a combination of patent applications, trade secrets, including know-how, employee and third party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights in our technologies and designs.

     Currently we own several patents, utility patents and design patents worldwide. We are in the process of applying for several other patents throughout the world. We also own numerous trademarks in Korea, China, the U.S.A. and Europe.

     We already own 17 patents worldwide and in process of receiving additional 42 patents worldwide. We also own 27 trademarks worldwide.

Some of our patents revolutionized sauna industry. Here are some examples:

     Infrared Sauna: Infrared sauna, which is different than a traditional sauna. Infrared rays are the healthiest, penetrate into skin deeply and they dissolve harmful substances accumulated in the body. The infrared rays vitalize body’s cells and metabolism. The far infrared rays consist of similar wavelengths as that which is emitted by the body. This is one potential explanation of why many feel energetically rejuvenated and balanced from contact with far infrared waves. It is also believed that far infrared waves help improve blood circulation and recovery from fatigue.

     Control Device and Power Regeneration Unit for an infrared sauna: We developed a sophisticated system that incorporates several layers of technologies in electronics in order to improve energy consumption of infrared sauna and also to improve usability of infrared sauna by customers. This was the first control of its kind for infrared sauna that allowed users to control infrared sauna both from inside and outside.

     Lower Body Sauna Device: We developed a whole new product that incorporates the concept of lower body bath. This product offers energy & space saving and convenience factor. Users are able to receive full benefits of lower body bath without having to constantly heat water, in fact without water at all.

     Floor heating system for infrared sauna: We invented the first floor heating system for infrared sauna. By providing warmer floor in infrared sauna, users were able to get results faster in much more comfortable sauna environment.

     We are currently in a process of receiving patents on some key technology improvements that can once again revolutionize infrared sauna. These key improvements will make our products far more superior than competitors’ products and place PLH far ahead of its competitors.

Seasonality

The sales of sauna cabins have fluctuated on a seasonal basis with increased sales during the autumn, winter and spring season ,but sales in the off-season is beginning to grow as people becomes more conscious about their health and demand for wellness increases.

Manufacturers and Suppliers

The company’s major suppliers are Western Forest, Inc., which is the largest supplier of Western Red Cedar woods in the world, Backer, which is the most famous infrared heater manufacture and JVC Corp., which provides the audio system installed in the sauna cabins.

Properties

We currently own the property located on 6655 Knott Avenue, Buena Park, CA 90620, which is used as company’s headquarters.In addition, we also owned the manufacturing plants in China.

Available Information

We are a fully reporting issuer, subject to the Securities Exchange Act of 1934. We file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other statements and other information with the Securities and Exchange Commission (SEC). Such reports, amendments, statements, and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website (www.sec.gov) that contains reports, and information statements, and other information regarding issuers that file electronically.

RISK FACTORS

     You should carefully consider the risks described below together with the other information set forth in this report, which could materially affect our business, financial condition, and future results. The risks described below are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, and operating results.

Risks Relating to Our Business and Industry

The sauna cabin business is classified under the sector of Durable Goods Merchant Wholesalers and specifically in appliance manufacturing.

Since 2012, there are signs that a rebound in demand for household appliances has increased as the U.S. housing market is stronger and consumer sentiment is more positive than it has been since 2007. As people become more health conscious, infrared technology will be in greater demand as health and energy saving benefits is recognized.

Business challenges include vulnerability to changing prices of raw materials and potential import tariffs for products manufactured outside of United States. PLHI is one of the initial players in the infrared sauna niche and has the potential to acquire new entrants to the market or be purchase by a much larger conglomerate that wants to add infrared sauna cabins to their product mix.

Risks Relating to Our Financial Position and Capital Requirements

We will need additional capital in the future. If additional capital is not available, we will have to maintain our growth at current rate and seek other financing options to keep up with the demand.

     We will need to raise additional capital to continue to fund our operations. Our future capital requirements may be substantial and will depend on many factors including:

  the availability of and price for cedar wood suppliers to acquire;
  the cost and timing to go into production;
  the amount we will have to pay for marketing;
  the cost of filing, prosecuting and enforcing patent claims; and
  the costs associated with commercializing our cabins, including the cost and timing of developing sales and marketing capabilities or entering into strategic collaborations to market and sell our products.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights.

     We may seek additional capital through a combination of private and public equity offerings, debt financings collaborations, and strategic arrangements. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, current stockholders’ ownership interest in the company will be diluted. In addition, the terms may include liquidation or other preferences that materially adversely affect their rights as a stockholder. Debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise additional funds through collaboration, strategic alliance, and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, our intellectual property, future revenue streams, or grant licenses on terms that are not favorable to us.

Risks Related to Ownership of Our Common Stock

Our share price is likely to be volatile and may be influenced by numerous factors that are beyond our control.

     The market price of our common stock may fluctuate in response to a number of factors, most of which we cannot control, including:

  announcements of new products, technologies, commercial relationships, acquisitions or other events by us or our competitors;
  fluctuations in stock market prices and trading volumes of similar companies;
  general market conditions and overall fluctuations in U.S. equity markets;
  variations in our quarterly operating results;
  changes in our financial guidance or securities analysts’ estimates of our financial performance;
  changes in accounting principles;
  sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;
  additions or departures of key personnel;
  discussion of us or our stock price by the press and by online investor communities; and
  other risks and uncertainties described in these risk factors.

     In recent years the stock of other similar companies has experienced extreme price fluctuations that have been unrelated to the operating performance of the affected companies. There can be no assurance that the market price of our shares of common stock will not experience significant fluctuations in the future, including fluctuations that are unrelated to our performance. These fluctuations may result due to macroeconomic and world events, national or local events, general perception of the sauna cabin industry or to a lack of liquidity. In addition other similar companies or our competitors’ programs could have positive or negative results that impact their stock prices and their results, or stock fluctuations could have a positive or negative impact on our stock price regardless whether such impact is direct or not.

     Stockholders may not agree with our business, marketing, engineering, and financial strategy, including additional dilutive financings, and may decide to sell their shares or vote against such proposals. Such actions could materially impact our stock price. In addition, portfolio managers of funds or large investors can change or change their view on us and decide to sell our shares. These actions could have a material impact on our stock price. In order to complete a financing, or for other business reasons, we may elect to consolidate our shares of common stock. Investors may not agree with these actions and may sell the shares. We may have little or no ability to impact or alter such decisions.

As a result of the Merger, we will incur additional expenses to comply with the requirements of being a public company in the United States.

     As a public company, and particularly after we cease to be an “emerging growth company” or a “smaller reporting company”, we will incur significant legal, accounting and other expenses that PLHI did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC and U.S. stock exchanges impose numerous requirements on public companies, including requiring changes in corporate governance practices. Also, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. Our management and other personnel will need to devote a substantial amount of time to compliance with these laws and regulations. These requirements have increased and will continue to increase our legal, accounting, and financial compliance costs and have made and will continue to make some activities more time consuming and costly.

     Although prices for shares of our common stock will be quoted on the OTCQB, there may be little trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained. The OTCQB is generally regarded as a less efficient and less prestigious trading market than other national markets. There is no assurance if or when our common stock will be quoted on another more prestigious exchange or market. The market price of our common stock is likely to be volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

Because our common stock is a “penny stock,” trading therein will be subject to regulatory restrictions.

     Our common stock is currently considered a “penny stock.” The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and other requirementsmay adversely affect the trading activity in the secondary market for our common stock.

     We have no plans to pay, and we do not anticipate paying, any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant. Investors may need to rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

If we do not implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

     The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and disclosure controls and procedures quarterly. In particular, beginning with the year ending on December 31, 2014, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. If we are not able to comply with the requirements of Section 404 in a timely manner, our reported financial results could be materially misstated, we could receive an adverse opinion regarding our internal controls over financial reporting from our accounting firm and we could be subject to investigations or sanctions by regulatory authorities, which would require additional financial and management resources, and the market price of our stock could decline. For so long as we remain as an emerging growth company or a smaller reporting company, our accounting firm will not be required to provide an opinion regarding our internal controls over financial reporting.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price could decline.

     The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our stock could be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We are a smaller reporting company and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

     We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings.

However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes thereto and other financial information attached as exhibits to this Current Report on Form 8-K. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Current Report on Form 8-K.

The Merger is being accounted for as a reverse-merger and recapitalization. PLHI is the acquirer for financial reporting purposes and Dardanos is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of PLHI and will be recorded at the historical cost basis of PLHI, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Dardanosand PLHI, and the historical operations of PLHI and operations of the Company from the closing date of the Merger.

As used in the discussion below, “we,” “our,” and “us” refers to the historical financial results of PLHI.

Overview of Our Business

PLH Products, Inc. (“PLHI”) was started in September, 1992 with the intent of bringing to market high quality sauna cabins. The business was initially focused on developing a relationship with major US brands as that was the desired model to use for PLHI’s sauna cabins. Today, PLHI owns brands such as Cedar Delite, Cedar Tec, Health Mate, Health Partner, Sun Spirit and more.

PLHI has generated a successful and profitable business and revenues from product sales throughout the years.

We have an accumulatedprofitof $7,110,225 (audited) as of December 31, 2013 as compared to $6,854,828 (audited) for the same comparable period in 2012. Substantially all of our operating profits are due to increase in demand of our products and improved Real Estate market, which is 50% of our market share.

However, we anticipateincurring significant expenses for at least the next two years. In the near term, we anticipate that our expenses will increase as we:

  complete our initial offering;
  Research and development of new products
  maintain, expand and protect our intellectual property portfolio; and
  provide general and administrative support for our operations.

To fund future expansion we will need to raise additional capital. The amount and timing of future funding requirements will depend on many factors, including the timing and results of our ongoing development efforts, the potential expansion of our current development programs, potential new development programs, and related general and administrative support. We anticipate that we will seek to fund our operations through public or private equity or debt financings or other sources. We cannot be certain that anticipated additional financing will be available to us on favorable terms, or at all.

In May, 2014PLHIand Dardanosclosed a merger transaction in which it became a single entity of PLH Products, Inc., which Dardanos was a public shell up to the closing of the merger transaction.

Financial Operations Overview

Revenue

We have generated the revenues from product sales andwe do expect to continue generating revenues from product sales with 13% minimum increase.

Operating Expenses

Operating expenses consist of depreciation expense and general and administrative expenses. We recorded $6,308,251 in operating expenses for the period end December 31, 2013. Major expenses were due to Salaries and Wages plus Marketing and Exhibit Shows.

We expect that general and administrative expenses will increase materially as we operate as a public company. These increases will likely include salaries and related expenses, legal and consulting fees, accounting and audit fees, director fees, increased directors’ and officers’ insurance premiums, fees for investor relations services and enhanced business and accounting systems and other costs.

Other Income and Expenses

We recorded$369,611of other expenses for the period ending December 31, 2013 which consisted of loan fees and interest paid to lenders.

Liquidity and Capital Resources

Since our inception our operations have been primarily financed through private sales of our equity credit facilities from financial institutions. We have devoted our resources to funding the sales and development of our products. We have not incurred any operating losses in most years since our inception and we expect to continue with that positive trend.

As of December 31, 2013, we had $204,163 of cash and cash equivalents plus account receivables of $6,480,588compared to $27,150and $7,604,605at December 31, 2012. We believe that our existing capital resources, together with interest thereon, will be sufficient to meet our projected operating requirements for at least the next 12 months, however, we will need to raise additional capital for expansion as demand for our products increases. Based on our expansion plan, we will need additional funds to meet the increase in operational needs and capital requirements for product development and commercialization. Our current credit facility may be sufficient, however, the cost is too high in order to maintain year after year profitability without be interrupted by the expansion plan.

The accompanying financial statements for the twelve months ended December 31, 2013 and 2012 have been prepared on a basis that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

Operating Activities

Net cash used in operating activities for the twelve months ended December 31, 2013 was $6,284,285 (audited) which resulted primarily from the profit of $7,110,225(audited), a decrease in accounts receivable of $6,480,588 and increase in operating cost of $203,639.

Investing Activities

Net cash used in investing activities for the twelve months ended December 31, 2013 and for the year ended December 31, 2012 was $0.

Financing Activities

Net cash provided by financing activities for twelve months ended December 31, 2013 was $332,649 (audited) primarily due to fees and interest due to the financial institutions for term loans and line of credits.

Contractual Commitments and Contingencies

The following table summarizes our obligations and commitments to make future payments under our contractual obligations:

Contractual Obligations

Hanmi Bank

For the year ended
December 31, 2014	$1,749,097
December 31, 2020	$3,348,504

Total Contractual Obligations	$5,097,601

Other Obligations

There is no other obligation besides described above.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements which we have prepared in accordance with U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We have identified the following accounting policies that we believe require application of management’s most subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our actual results could differ from these estimates and such differences could be material.

We believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

Accounts and Advances Receivable

     Accounts receivable represent income earned from sale of products for which the Company has not yet received payment. Accounts receivable are recorded at the invoiced amount and stated at the amount management expect to collect from balances outstanding at period-end. Management estimates the allowance for doubtful accounts based on an analysis of specific accounts and an assessment of the customer’s ability to pay.

     The Company reviews its advances receivable for impairment whenever events or changes in circumstances indicate that the carrying amount of the receivable may not be recovered. If such receivables are considered to be impaired, the impairment loss recognized in operations is the amount by which the carrying value exceeds the fair value of the receivable.

Revenue Recognition

     The Company recognizes revenues when persuasive evidence of an arrangement exists; delivery has occurred; price is fixed or determinable; and collectability of the related receivable is reasonably assured. The Company closely follows the provisions of ASC 605, “Revenue Recognition”, which includes the guidelines of Staff Accounting Bulletin No. 104.

Off-Balance Sheet Arrangements

Since inception through December 31, 2013, we have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B. We did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special-purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Financial Statements and Supplementary Data

This information is included in the financial statements of PLH Products included as Exhibit 99.2 to this Report Current Report on Form 8-K.

Newly adopted accounting pronouncements

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-02 or ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. ASU 2013-02 requires reporting and disclosure about changes in accumulated other comprehensive income balances and reclassifications out of accumulated other comprehensive income.

Quantitative and qualitative disclosures about market risk

The primary objective of our cash management activities is to preserve our capital to fund our operations. We also seek to maximize income from our cash and cash equivalents without assuming significant risk. To achieve our objectives, we may maintain a portfolio of cash and cash equivalents in a variety of securities of high credit quality.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There were no changes in or disagreements with our accountants on accounting or financial disclosure matters during 2012 or 2013.

Directors and Executive Officers

Biographical Information

     The table below sets forth information about our directors and executive officers after giving effect to the Merger:

Name	Age	Position
Seung Woo Lee	66	Chairman of Board of Directors; Chief Executive Officer;
Kyung Min Park	66	President, Secretary and Board of Director
Won Yong Lee	48	Chief Financial Officer and Board of Director

Executive Officers

Mr. Seung Woo Lee is the founding principal of PLH Products and Pacific Cedar Supply. He currently serves as C.E.O. for PLH Products Inc., Pacific Cedar Supply Inc. and Pacific Cedar Supply Ltd. He is responsible for introducing first commercially viable Home Saunas to the general public more than 30 years ago. With his vision and passion, Mr. Seung Woo Lee has been driving benchmark-setting growth and expansion for both PLH Products and Pacific Cedar Supply. A high-energy leader, Mr. Seung Woo Lee approaches each new business challenge with his intrinsic flair for innovation and measured risk-taking to drive consistent improvements. His prior experience includes being an export manager at Samsung Group in Korea.

Mr. Seung Woo Lee received his bachelor of science from Seoul National University in Korea.

Kyung Min Park

Mr. Kyung Min Park is the operating President of PLH Products Inc. since PLH was incorporated in California, in Sep., 1992. He currently serves as President for PLH Products Inc. in U.S.A. He is responsible for sales in U.S.A. and other world markets, such as Europe, Canada, and Asian Mark. He specially emphasizes in Internet sales, online marketing. And also he in charge of company’s financing based on relationship with banks and general operation of the corporation. He is controlling of company’s intellectual properties, patents, brands, marketing materials. He manages of all kinds of contracts for the company with overseas customers and suppliers. He is also planning company’s financing re-structures such as, IPO and funds raising. His prior experience of 20 years includes being an operation manager of site corporations in Europe and Canada for the Kumho&Asiana airlines group.

Mr. Kyung Min Park received his bachelor of science from Han Yang University in Korea and his major in university was electronics engineering.

Won Yong Lee

Mr. Won Lee currently serves as the President for Pacific Cedar Supply Inc. and Pacific Cedar Supply Ltd., manufacturing factories located in Yantai, China. He is responsible for overseeing the day to day operations at both of manufacturing facilities in Yantai. Currently Mr. Won Lee is providing his leadership to implement progressive manufacturing strategies to strengthen competitive advantage by reducing costs of products and processes. He is also using his extensive knowledge of the products to develop and broaden the sales territories for Pacific Cedar Supply and PLH Products. Prior to joining Pacific Cedar Supply, he served as the Vice President of Sales for PLH Products Inc. and for more than 10 years, he was responsible for developing and maintaining dealer and sales network worldwide for PLH Products.

Mr. Won Lee received his bachelor’s in Political Science from University of California, Berkeley.

Relationships between Members of the Board of Directors

There currently five boards of directors on our board and neither has familial relationship with any other executives officers or directors.

Director Independence

We currently have oneindependent director, using the definition of independence set forth in the rules of the NASDAQ Stock Market. Our securities are not listed on any national securities exchange and therefore we are not subject to any director independence standards.

Board Committees and Charters

Audit Committee

We do not currently have a separately constituted audit committee. We intend to constitute an Audit Committee in late 2014 and commence a search for new qualified members, one of whom will meet the definition of an “audit committee financial expert”. The board of directors also intends to adopt a written audit committee charter.

Compensation Committee
We do not currently have a separately constituted compensation committee. We intend to constitute a compensation committee in late 2014 and commence a search for new qualified members. The board of directors also intends to adopt a written compensation committee charter.

Code of Ethics

We have adopted a Corporate Code of Ethics, which would apply to our chief executive officer and chief financial officer, or to all directors and employees. Our board of directors plans to revise the corporate code of ethics in late 2014.

Stockholder Communications

Although we do not have a formal policy regarding communications with our board of directors, stockholders may communicate with the board of directors by writing to us at 6655 Knott Avenue, Buena Park, California, 90620, Attention: President’s Office. Stockholders who would like their submission directed to a member of the board of directors may so specify, and the communication will be forwarded, as appropriate. All such communications may also be E-Mailed to kmpark@plhproducts.com.

Board Structure

Our board of directors consists of five members, 4 internal who consequently serve as our corporate executives and 1 independent. We intend to add additional Board members, some of which will be executive management and others who will satisfy the definition of an independent director using the definition of independence set forth in the rules of the NASDAQ Stock Market.

Board Assessment of Risk

Our Board of Directors oversees our risk management function. Our management keeps the Board of Directors apprised of material risks and provides directors access to all information necessary for them to understand and evaluate how these risks interrelate and how management addresses those risks. If the identified risk poses an actual or potential conflict with management, our non-employee directors may conduct the assessment. Currently, there are no major risks affecting our current business.

Board Diversity

While we do not have a formal policy on diversity, our Board of Directors considers diversity to include the skill set, background, reputation, type and length of business experience of our board of directors members, as well as, a particular nominee’s contributions to that mix. Our Board of Directors believes that diversity brings a variety of ideas, judgments, and considerations that can benefit our stockholders and us. Although there are many other factors, the Board of Directors primarily seeks individuals with experience in the sauna cabin manufacturing and wholesaling industry and other disciplines which will benefit us in the production and marketing of our products.

Executive Compensation

The following information presents the compensation paid to our principal executive officer and our three most highly compensated executive officers in 2013. We refer to these executive officers as the Named Executive Officers.

			All Other
Name and Principal Position	Year	Salary	Compensation	Total
Seung Woo Lee, CEO	2013	$360,000	$-0-	$360,000
Kyung Min Park, President	2013	$360,000	$-0-	$360,000
Won Yong Lee, CFO	2013	$120,000	$-0-	$120,000

Executive Employment Agreements and Change-in-Control Arrangements

     We have not entered into employment agreements or change-in-control arrangements with any of our executive officers. Each of our executive officers is an at-will employee and their employment relationship with us may be terminated at any time.

Outstanding Equity Awards at Fiscal Year End

     As of May 21, 2014 we did not have any outstanding stock options or stock awards in favor of any executive officer. At this time we have no plans to adopt any equity award program though that could change in the future.

Director Compensation

None of our directors have been compensated for their service as a director. We did not award any equity compensation to our directors during 2014.

Related Person Transactions

Indemnification Agreements

     We intend to enter into indemnification agreements with each of our directors and officers, as described in the section titled “Indemnification of Directors and Officers.”

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of May 26, 2014, after giving effect to the Merger, by:

  each person or group who is known by us to beneficially own more than 5% of our common stock;
  each director;
  our named executive officers; and
  all executive officers and directors as a group.

     We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

     Applicable percentage ownership is based on 31,390,000 shares of common stock outstanding at May 21, 2014, after giving effect to the Merger. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other convertible securities held by that person or entity that are currently exercisable or will be exercisable within 60 days of May 21, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person or entity is c/o PLH Products, Inc., 6655 Knott Avenue, Buena Park, California, 90620.

	Shares	Percentage
Name and Address of Beneficial Owner	Beneficially	of Total
Directors and Named Executive Officers:	Owned	Voting Power
Seung Woo Lee, CEO , J AND 4S LLC	15,067,200	48.00%
Kyung Min Park, President, KESH PARKS LLC	8,130,010	25.90%
Won Yong Lee, CFO	3,000	0.01%
All executive officers and directors as a group	23,200,210	73.91%
5% Stockholders
N/A	0	0%

(1) Address for all individuals is 6655 Knott Avenue, Buena Park, CA 90620

Market Price and Dividends on our Common Equity and Related Stockholder Matters
Market Information

The common stock of PLH Productswill be eligible for quotation on the OTC Electronic Bulletin Board under the symbol “PLHI”.

Holders

The number of holders of record of our common stock as of May 26, 2014, after giving effect to the Merger, was 36. This number does not include an undetermined number of stockholders whose stock is held in “street” or “nominee” name.

Equity Repurchases

We have not repurchased any equity during the last 3-years of the date of this Report.

Dividends

PLH Products has declared or paid cash dividend $46,750 in 2013.

Our board of directors will continue making any future decisions regarding dividends accordingly. We currently intend to retain and use any future earnings, if any, for the development and expansion of our business, however, do still anticipate paying cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Whether our board of directors decides to pay dividends or not, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not authorized any equity compensation as of May 26, 2014. There are no equity compensation plans that have not been approved by our security holders.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Shares Eligible for Future Sale

Upon the consummation of the Merger, we had 31,390,000 shares of common stock outstanding, of which our directors and executive officers beneficially own 23,200,210 shares. Of the 8,189,790 shares held by our stockholders, 0 shares are freely tradable. No shares issued in connection with the Merger can be publicly sold under Rule 144 of the Securities Act until 12 months after we file this report with the SEC. In general, Rule 144 provides that any non-affiliate of PLH Products, who has held restricted common stock for at least 12-months, is entitled to sell their restricted stock freely, provided that we remain current in our SEC filings. After 12-months, a non-affiliate may sell without any restrictions. Once the 12-month period has lapsed, an officer, director or other person in control of us may sell shares of common stock subject to the following restrictions:

  we are current in our SEC filings,
  certain manner of sale provisions,
  filing of Form 144, and
  volume limitations limiting the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Description of Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. The following is a summary of the rights of our common and preferred stock and some of the provisions of our certificate of incorporation, bylaws, our outstanding warrants, registration rights, and the California General Corporation Law. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, the warrant and registration rights agreements, copies of which have been filed as exhibits to this Current Report on Form 8-K, as well as the relevant provisions of the California General Corporation Law.

Common Stock

As of May 26, 2014, after giving effect to the Merger, there were 31,390,000 shares of common stock outstanding. In addition, as of May 26, 2014 there were no outstanding warrants to purchase. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. In the event of our liquidation, dissolution, or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors. All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority under our amended and restated certificate of incorporation, without further action by our stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences, privileges and restrictions of the shares of each wholly unissued series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock or otherwise adversely affecting the rights of holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change of control and may adversely affect the market price of our common stock. As of May 26, 2014, no shares of preferred stock were outstanding, and we have no current plans to issue any shares of preferred stock.

Warrants

As of May 26, 2014, after giving effect to the Merger, there were no outstanding warrants to purchase and we have no current plans to issue any warrants.

Registration Rights

     Pursuant to the Subscription Agreements, stockholders or their permitted transferees are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights will expire when such security holder is able to sell all of its shares pursuant to Rule 144 of the Securities Act, without any volume or timing restrictions. In an underwritten offering, the underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include in an offering.

Piggyback Registration Rights

     If we propose to register the offer and sale of any of our securities under the Securities Act, in connection with the public offering of such securities the holders of our common stock, or their permitted transferees, will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations that may be imposed by the underwriters, if any, in such a registration. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (1) a registration related to an employee benefit plan; or, (2) a registration related to a corporate reorganizations or certain other transactions under Rule 145 of the Securities Act, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

Expenses of Registration

     Generally, we are required to bear all registration expenses, other than selling expenses such as underwriting discounts and selling commissions, incurred in connection with the demand, piggyback, and Form S-1 and S-3 registrations described above.

Legal Proceedings

Although we may, from time to time, be a party to certain lawsuits in the ordinary course of business, we are not currently involved in any lawsuits that would have a material adverse effect on our results of operations, financial condition, or cash flows.

Certain Relationships and Related Transactions, and Director Independence

 None of the following parties has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:
Any of our directors or officers;
Any person proposed as a nominee for election as a director;
Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
Any of our promoters;
Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Certificate of Incorporation and Bylaws

     Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our Board of Directors or our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and bylaws:

  permit our Board of Directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);
  provide that the authorized number of directors may be changed only by resolution of our Board of Directors;
  provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed, subject to any limitation imposed by law, by the holders of at least a majority of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;
  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;
  provide that special meetings of our stockholders may be called only by the chairman of our Board of Directors, our chief executive officer or by our Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors;
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

     The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding common stock entitled to vote generally in the election of directors, voting together as a single class.

Transfer Agent And Registrar

Our transfer agent and registrar is Holladay Stock Transfer: 2939 N. 67th Place, Scottsdale, AZ 85251. Their telephone number is (480) 481-3940.

Indemnification of Directors and Officers

Our certificate of incorporation provides that none of our directors will be personally liable to us, or our stockholders, for monetary damages for breach of fiduciary duty as a director, except for liability:

  for any breach of the director’s duty of loyalty to us or our stockholders;
  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
  under the California General Corporation Law for the unlawful payment of dividends; or
  for any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

     The California General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative who is, or threatened to be, made a party to any lawsuit or other proceeding for expenses, judgment, and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The California General Corporation Law provides that is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, and vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers. We have further provided in our certificate of incorporation that no indemnification shall be available, whether pursuant to our certificate of incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a stockholders’ derivative action, against any directors and officers (or a director or officer sues us). This limitation is designed to ensure that if we are involved in litigation adverse to a director or officer, we do not have to pay for their legal fees.

We plan to enter into indemnification agreements with each of our executive officers and directors that will require us to indemnify such persons against any and all expenses, including judgments, fines or penalties, attorney’s fees, witness fees or other professional fees and related disbursements and other out-of-pocket costs incurred, in connection with any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry or administrative hearing, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification thereunder. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to provisions of our certificate of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     Reference is made to the disclosure set forth under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. Upon the closing of the Merger, PLHI issued: (1) Total of 31,390,000 shares of common stock to all current stockholder of combined entity of Dardanos and PLHI residing within the United States;

     The issuances of the securities described in paragraph were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act (or Regulation D promulgated thereunder) as a transaction by an issuer not involving any public offering. Each recipient of securities (i) represented that such recipient was an accredited investor under Rule 501 of Regulation D or (ii) each recipient who was not an accredited investor, either alone or with a purchaser representative had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the Merger, or we reasonably believed immediately prior to the closing of the Merger that such recipient comes within this description. In accordance with Rule 506, no more than 35 recipients of the securities were non-accredited investors.

     The issuances of the securities described in paragraph (2) were made outside the United States pursuant to Regulation S under the Securities Act.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

     Reference is made to the disclosure set forth under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS;

     On May 26, 2014, immediately after the execution and delivery of the Merger Agreement, Dardanos Acquisition Corp., filed its certificate of merger with PLH Products, Inc, with the surviving entity name of “PLH Products, Inc.” In connection with the name change, effective as of May 28, 2014, the trading symbol for the Company's common stock, which will be quoting on the OTC Bulletin Board/OTCQB, will be “PLHI".

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

     Upon the closing of the Merger on May 26, 2014, the Combined Company ceased to be a “shell company” as defined in Rule 12b-2 of the Exchange Act. See the disclosure under Item 2.01 Completion of Acquisition or Disposition of Assets of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     On May 26, 2014, stockholders holding 100% of the issued and outstanding shares of common stock of Dardanos Acquisition Corp. executed a written consent in lieu of a meeting of the stockholders, pursuant to which the following actions were approved:

the adoption and approval of the Merger with PLH Products, Inc, the Certificate of Merger to be filed with the Secretary of State of the State of Delaware effecting the Merger, the Merger Agreement and any and all transactions and agreements contemplated thereby.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), audited financial statements for the years ended December 31, 2013 (PLH Products), are filed with this Current Report as Exhibit 99.1, and unaudited financial statements for the six months ended June 30, 2014 (PLH Products) are filed with this Current Report as part of Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2014

PLH PRODUCTS, INC.
By:	/s/ Kyung Min Park
KYUNG MIN PARK
President

EXHIBIT INDEX

Exhibit
Number Description

99.1

Audited financial statements of PLH Products, Inc. for the years ended December 31, 2012 and 2013, and unaudited condensed financial statements of PLH Products, Inc. for the six months ended June 30, 2014